FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

December 17, 1999


SEAN KING, ESQUIRE
8000 N FEDERAL HWY
BOCA RATON, FL 33487




The Articles of IncorporatIon for TECHNOLOGY VENTURES GROUP, INC. were filed on December 17, 1999 and assigned document number P99000109059. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRiOR TO ITS FILING WiTH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Beth Register, Corporate Specialist Supervisor
New Filings Section                                 Letter Number: 199A00059356






      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                                STATE OF FLORIDA

                              DEPARTMENT OF STATE







I certify the attached is a true and correct copy of the Articles of Incorporation of TECHNOLOGY VENTURES GROUP, INC., a Florida corporation! filed on December 17, 1999, as shown by the records of this office.

The document number of this corporation is P99000109059.














                                               Given under my hand and the
                                            Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                            Seventeenth day of December, 1999



 (GREAT SEAL LOGO)                            /s/ Katherine Harris
                                              -------------------------
                                                  Katherine Harris
                                                  Secretary of State

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF

                         TECHNOLOGY VENTURES GROUP, INC.

                                    ARTICLE I
                                      NAME
                                      ----

         The name of this corporation is TECHNOLOGY VENTURES GROUP, INC.


                                    ARTICLE II
                                     PURPOSE
                                     -------

            To engage in business capital ventures and other business permitted under the laws of the United States and the State of Florida.


                                   ARTICLE III
                                  CAPITAL STOCK

         This corporation is authorized to issue 10,000,000 shares of common stock.

         The common stock of the corporation shall have the following characteristics:

                     (a)     Par value shall be $.0O1 per share.

                     (b) At all meetings of the stockholders the common stockholders shall be entitled to cast one (1) vote for each share of common stock owned. That a common stockholder is interested in a matter to be voted upon shall not disqualify him from voting thereon.

                     (c) Except as otherwise provided by law, the entire voting power for the election of the directors and for all other purposes shall be vested exclusively in the holders of the outstanding common stock.

                                   ARTICLE IV
                                TERM OF EXISTENCE
                                -----------------

         This corporation shall have perpetual existence commencing on the date of filing of these Articles of Incorporation with the Secretary of State of the State of Florida.

                                    ARTICLE V
                      INITIAL REGISTERED OFFICE AND AGENT
                      -----------------------------------

         The street address of the initial registered office of this corporation is 22154 Martella Ave., Boca Raton, FL 33433, and the name of the initial registered agent of this corporation is Peter Goldstein.

                                   ARTICLE VI
                            INITIAL PRINCIPAL OFFICE
                            ------------------------

         The initial principal office and mailing address of this corporation is 22154 Martella Ave., Boca Raton, FL 33433. The Board of Directors may, from time to time, change the street and post office address of the corporation as well as the location of its principal office.


                                   ARTICLE VII
                            INITIAL BOARD OF DIRECTORS
                            -------------------------


         This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less that one (1). The name and address of the initial director of this corporation are:

         Peter Goldstein               22154 Martella Ave., Boca Raton, FL 33433

                                  ARTICLE VIII
                                    AMENDMENT
                                    ---------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner provided by law.

                                   ARTICLE IX
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles is: Peter Goldstein, 22154 Martella Ave., Boca Raton, FL 33433

         IN WITNESS WHEREOF, undersigned subscriber and registered agent has executed these Articles of Incorporation this 30th day of November, 1999.


                                               /s/ Sean P. King
                                               -------------------------------
                                               Sean P. King
                                               Subscriber and Registered Agent

    STATE OF FLORIDA                           )
                                               )SS
    COUNTY OF PALM BEACH                       )

         BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Peter Goldstein, known to me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.


                                                  /s/ Diana Luneke
                                                  -------------------------
                                                  NOTARY PUBLIC
                                                  State of Florida at Large


My Commission Expires:

Notary Public      DIANA LUNEKE
                   State of Florida
                   My Comm. Exp: 06/25/02
                   Comm. CC744823


                         ACCEPTANCE OF REGISTERED AGENT
                         ------------------------------

         Having been designated to accept service of process for the above-stated corporation, at the place set forth herein above, I hereby accept such designation and agree to act in such capacity and to comply with all provisions of Section 607.0501 and 607.0505 Florida Statutes.





                                                  By: /s/ Peter Goldstein
                                                      -----------------------
                                                          Peter Goldstein
                                                          Registered Agent